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                                  EXHIBIT 10.1
                                  ------------



                              EMPLOYMENT AGREEMENT
                              --------------------



         This AGREEMENT (the "Agreement") is made and entered into as of this 30th day of March, 1999, by and among PhoneTel Technologies, Inc. (the "Corporation") and John Chichester (the "Executive").

         WHEREAS, the Corporation desires to have the Executive provide services to the Corporation as President and Chief Executive Officer having determined that the services of the Executive are of value to the Corporation, and the Executive desires to be employed by the Corporation as President and Chief Executive Officer.

         NOW THEREFORE, in consideration of the Executive's performance of the duties set forth herein, and upon the other terms and conditions hereinafter provided, the parties agree as follows:

         1.       Employment and Services.
                  ------------------------

         During the term of this Agreement, the Executive shall be employed as President and Chief Executive Officer of the Corporation. As President and Chief Executive Officer the Executive shall render administrative and management services to the Corporation such as are customarily performed by persons situated in similar executive positions, and such other duties as the Board of Directors of the Corporation ("Board") may from time to time direct. As an employee of the Corporation, the Executive shall report directly to the Chairman of the Board, unless otherwise directed by the Board.

         2.       Term of Agreement.
                  ------------------

         The term of this Agreement shall continue for a period of one year commencing on the date the Agreement is fully executed.

         3. Obligations of the Executive.
            -----------------------------

         Except as set forth herein, the Executive agrees to devote his best efforts and such business time as may be reasonably necessary to the business and affairs of the Corporation and to discharge his responsibilities herein in a faithful and diligent manner. The Executive may serve on corporate, civic or charitable boards or committees and may manage personal investments, so long as such activities do not interfere in any material respect with the performance of his responsibilities hereunder. While Executive is providing services pursuant to the terms of this Agreement, Executive shall also be permitted to continue to be involved as an officer and director of Urban Telecommunications, Inc. ("Urban"), provided such involvement does not interfere in

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any material respect with his services to the Corporation. Other than in connection with Executive's rendering of services to Urban, Executive shall not, during the term of this Agreement, participate in any businesses competitive to the Corporation.

         4.       Compensation.
                  -------------

                  a. SALARY. During the term of this Agreement the Corporation shall pay the Executive a salary of $325,000 per annum, which shall be paid at regular intervals in accordance with the Corporation's normal payroll practices. The Company's current payroll practices mandate payment on a bi-weekly basis.

                  b. INCENTIVE BONUS. During the term of this Agreement, and any renewal thereof, Corporation shall pay the Executive a bonus of up to $75,000. Said bonus amount shall be based upon certain performance criteria (the "Performance Plan") as mutually agreed upon between the Board and the Executive. Corporation and Executive hereby agree to use their reasonable best efforts to mutually agree upon said Performance Plan within forty-five (45) days after execution of this Agreement. Any Incentive Bonus due to Executive pursuant to this paragraph shall be subject to applicable withholding taxes and shall be paid to Executive on the last day of the twelve month period during which Executive is employed pursuant to the terms of this Agreement. In the event the parties cannot reach agreement on such Performance Plan within such forty-five
(45) days, either party may terminate this Agreement and the only obligation of the Corporation to the Executive will be the payment of his pro rata salary.

                  c. BENEFIT PLANS. The Executive shall be entitled to the participate in all plans of the Corporation relating to pension, deferred compensation, profit-sharing, stock purchase, group life insurance, medical insurance or other retirement or employee benefits that the Corporation may then have in force for the benefit of its executive employees, and for which he is otherwise eligible, including but not limited to paid family medical insurance, paid long-term disability insurance, and paid family dental insurance.

                  d. EXPENSE REIMBURSEMENT. In addition to the compensation provided to the Executive pursuant to subparagraphs a, b and c hereof, and upon receipt of proper documentation, the Corporation agrees to promptly reimburse the Executive for reasonable entertainment, travel, lodging, and other miscellaneous expenses incurred on its behalf and related to the performance of his duties hereunder, including but not limited to roundtrip business class airfare between Cleveland, Ohio and New York once a week for six (6) months or once every other week for the full term of this Agreement.

                  e. OPTIONS. As further consideration for the services rendered pursuant to the terms of this Agreement, and subject to the approval of the Board, the Corporation shall issue to Executive common stock options based upon operating performance of the Company during the term of this Agreement. Said options shall be issued in an amount representing a percentage of the Company's common shares then outstanding based upon the Company's EBITDA as contemplated by the schedule set forth in Exhibit "A", which is attached hereto and incorporated herein by reference. The

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options contemplated by this paragraph shall have an exercise price equal to
$.01 per share, shall vest fully upon issuance and shall have a three year term. The right to acquire said shares shall be subsequently documented in an option agreement to be approved by the Board and shall include terms and conditions as are reasonably required under the circumstances. In the event the parties cannot reach agreement on the terms of a formal option agreement within forty-five (45) days of the date of execution of this Agreement, either party may terminate this Agreement and the only obligation of the Corporation to the Executive shall be the payment of the pro rata salary.

                  f. COMPANY VEHICLE. Company shall provide Executive with a vehicle for business and personal use in Cleveland, Ohio and shall pay for all expenses incident to the operation of said vehicle including gasoline and insurance. Said vehicle shall be of a make and model mutually acceptable to Executive and the Corporation.

         5.       Vacations.
                  ----------

         The Executive shall be entitled to an annual paid vacation of three (3) weeks during the term of this Agreement. The timing of vacations shall be scheduled at a time mutually agreed upon between the Executive and the Chairman of the Board, but in no event shall the Executive take more than two (2) weeks of vacation at any one time. The Executive shall not be entitled to receive any additional compensation for his unused vacation time.

         6.       Termination Of Employment.
                  --------------------------

                  a. The Executive's employment under this Agreement may be terminated by the Corporation for Cause, as hereinafter defined. Any termination of the Executive by the Corporation other than for Cause shall not prejudice his right to receive:

                           (i) Compensation in accordance with Paragraph 4 of
                  this Agreement for the remaining term hereof including a pro-rata portion of the incentive bonus contemplated by Paragraph 4(b), and

                           (ii) The other benefits provided by this Agreement
                  for the remaining term thereof.

                 b. For purposes of this Agreement, the term "Cause" shall mean termination based on (i) the Executive's material breach of this Agreement which is not cured fully within ten (10) days after written notice to the Executive identifying such breach, provided that such ten (10) day period shall be extended to thirty (30) days if such breach is not reasonably susceptible of cure within ten (10) days and the Executive has commenced to cure and is then proceeding with diligence to cure such breach; (ii) conviction of the Executive for (A) any crime committed during the term of this Agreement constituting a felony in the jurisdiction in which committed, (B) any crime committed during the term of this Agreement involving moral turpitude (whether or not a felony) or (C) any other criminal act committed during the term of this Agreement against the Corporation involving dishonesty or willful misconduct intended to injure the

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Corporation (whether or note a felony); (iii) habitual and excessive use of alcohol or controlled substances other than for therapeutic reasons; (iv) indictment of the Executive by a grand jury for a felony violation of the federal securities laws; or (v) Executive's gross negligence in the performance of his duties.

                  c. The Board shall have the obligation to act in good faith in making any determinations with respect to termination for Cause provided for under Subsections 6(b) above.

                  d. This Agreement may be voluntarily terminated by the Executive at any time upon sixty (60) days' written notice to the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board. In the event of such termination, the Corporation shall be obligated only to continue to pay the Executive his salary up to the date of termination and those retirement and/or employee benefits which have been earned or become payable up to the date of termination.

                 e. If the Executive's employment terminates by reason of the Executive's Death or Disability (as defined in Paragraph 7), the Corporation shall pay the Executive any benefits which pursuant to the terms of any compensation or benefit plan have been earned and have become payable but which have not yet been paid to the Executive, together with a pro rata portion of any additional compensation that the Executive would have been entitled to receive in respect of the year in which the Executive's date of termination occurs had he continued in employment until the end of such calendar year.

         7.       Disability.
                  -----------

         Executive shall be deemed to be disabled and the Corporation may terminate this Agreement if Executive shall, as a result of such Disability, fail to perform the duties hereunder for any two (2) months during a consecutive three (3) month period. The Corporation may terminate the Executive's employment after having established his Disability, which results in the Executive becoming eligible for long-term disability benefits. For purposes of this Agreement, "Disability" means a physical, or mental infirmity, which prevents the Executive from performing the essential functions of his position under this Agreement. In the event the Executive's employment is terminated by reason of Disability, he shall be entitled to the compensation and benefits provided under this Agreement for any period prior to the establishment of the Executive's Disability during which he is unable to work due to a physical or mental infirmity.

         8.       Change of Control.
                  ------------------

                  In the event of a sale of all or substantially all of the assets or equity of the Corporation, this Agreement shall be assumed by said successor and all obligations of the Corporation pursuant to the terms of this Agreement shall become obligations of said successor.

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         9.       Non-Solicitation.
                  -----------------

                  a. The Executive agrees that, other than in connection with the businesses currently serviced by Urban, during the term of this Agreement, and for a period of one (1) year after the termination of this Agreement he will not directly or indirectly:

                           (i) Solicit, divert  or take away any of the
                  customers, business or patronage of the Corporation or its subsidiaries or affiliates; or

                           (ii) Induce or attempt to influence any employee of
                  the Corporation or its subsidiaries or affiliates to terminate his or her employment therewith.

                  b. In the event of a breach or threatened breach of the Executive of the provisions of this Paragraph 9, the Corporation, or any duly authorized officer thereof, will be entitled to seek a temporary restraining order or injunction from a court of appropriate jurisdiction.

         10.      Directors and Officers.
                  -----------------------

         The Corporation shall provide Executive Directors and Officers with insurance coverage at no cost to the Executive pursuant to the terms of any and all policies maintained by the Corporation.

         11.      Living Expenses.
                  ----------------

         For a period of up to six (6) months after execution of the Agreement the Corporation shall provide Executive with, and pay for expenses incident to, temporary residential housing in Cleveland, Ohio. During such time period the Corporation hereby agrees to reimburse Executive for round trip business class travel expenses each weekend for Executive to return to his residence in New York.

         12.      Successors; Binding Agreement.
                  ------------------------------

         This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by his personal or legal representatives, successors, heirs, distributees, devisees, legatees and permitted assigns. This Agreement and all rights of the Corporation hereunder shall inure to the benefit of and be enforceable by its successors and permitted assigns.

         13.      No Assignments.
                  ---------------

         This Agreement is personal to each the Executive and Executive shall not assign or delegate any of its rights or obligations hereunder, other than to Donna Torres, without first obtaining the written consent of the other party.

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         14.      Notices.
                  --------

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed certified or registered mail, return receipt requested with postage repaid, to the following addresses or to such other address as either party may designate by like notice.

                  a.       If to the Corporation, to:

                           PhoneTel Technologies, Inc.
                           1001 Lakeside Avenue, 7th Floor
                           Cleveland, Ohio 44114
                           Attention: General Counsel

                  b.       If to the Executive, to:

                           23 Verona Place
                           Valley Stream, New York 11580

         With a copy to:

                           Bresler Goodman & Unterman
                           521 Fifth Avenue
                           New York, New York 10175
                           Attn: Lee D. Unterman, Esq.


and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         15.      Amendments.
                  -----------

         No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties except as herein otherwise provided.

         16.      Paragraph Headings.
                  -------------------

         The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         17.      Severability.
                  -------------

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

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         18.      Governing Law.
                  --------------

         This Agreement shall, except to the extent that Federal law shall be deemed to preempt it, be governed by and construed and enforced in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                      PHONETEL TECHNOLOGIES, INC.


                                      By:   /s/  Peter G. Graf
                                      ------------------------
                                           Peter G. Graf,
                                           Chairman of the Board

                                      EXECUTIVE

                                      By:  /s/  John Chichester
                                      -------------------------
                                      Printed Name: John Chichester

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                                   Exhibit "A"



            EBITDA (in Millions)

            Base-13.9                                    0.75%
            14-19.9                                      1.00%
            20-24.9                                      1.50%
            25+                                          2.00%





1. 3 Year Term, Exercise Price of $.01 per share, fully vested upon issuance

2. Measurement beginning from 4/1/99

3. Base = (125% of LTM EBITDA as of 12/31/98 - ADJUSTED TO NORMALIZE "DIAL AROUND") (12/31/98 EBITDA = $5.6 Million)